Wilson Sonsini Goodrich & Rosati
Professional Corporation 701 Fifth Avenue
Suite 5100
Seattle, Washington 98104-7036
O: 206.883.2500
F: 206.883.2699

Exhibit 5.1

August 19, 2022

Zymeworks Delaware Inc.

108 Patriot Drive, Suite A

Middletown, Delaware 19709

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-4 (Registration No. 333-266160), as amended (the “Registration Statement”), filed by Zymeworks Delaware Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 79,479,300 shares of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”), consisting of: (a) shares (the “Redomicile Shares”) to be issued in exchange for common shares, no par value per share (the “Zymeworks Common Shares”) of Zymeworks Inc., a company continued under the Business Corporations Act (British Columbia) (“Zymeworks”), (b) shares (the “Incentive Award Shares”) that may be issued upon exercise of outstanding options and settlement of outstanding restricted stock units (such options and restricted stock units collectively, the “Zymeworks Incentive Awards”) under the (i) Zymeworks Second Amended and Restated Employee Stock Option Plan, (ii) Zymeworks Amended and Restated Stock Option and Equity Compensation Plan, (iii) Zymeworks Amended and Restated Employee Stock Purchase Plan and (iv) Zymeworks Inducement Stock Option and Equity Compensation Plan, in each case including any schedules or appendices thereto, as amended from time to time, (collectively, the “Zymeworks Incentive Plans”), (c) shares (the “Reserve Shares” and, together with the Incentive Award Shares, the “Incentive Plan Shares”) reserved for issuance and that may be issued under the Zymeworks Incentive Plans, and (d) shares (the “Warrant Shares” and, together with the Redomicile Shares and the Incentive Plan Shares, the “Shares”) that may be issued upon exercise of outstanding pre-funded warrants of Zymeworks (the “Zymeworks Warrants”).

We understand that the Redomicile Shares, Incentive Award Shares and Warrant Shares are to be issued or are issuable upon vesting or exercise, as applicable, to current holders of Zymeworks Common Shares, Zymeworks Incentive Awards or Zymeworks Warrants, as applicable, in connection with a series of transactions, including a corporate redomicile (the “Redomicile Transactions”) pursuant to a transaction agreement, as amended and restated on August 18, 2022 (the “Transaction Agreement”) by and among the Company, Zymeworks Inc., Zymeworks CallCo ULC and Zymeworks ExchangeCo Ltd., which Transaction Agreement includes a proposed plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “BCBCA”). The Redomicile Transactions are subject to, among other things, approval from securityholders of Zymeworks Inc. (the “Securityholder Approval”) and a final court order by the Supreme Court of British Columbia (the “Court Approval”).

AUSTIN    BEIJING    BOSTON    BOULDER    BRUSSELS     HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SALT LAKE CITY    SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

August 19, 2022

In connection with the Redomicile Transactions, the Company will assume the Zymeworks Incentive Plans, and each outstanding Zymeworks Incentive Award will be assumed. Following the Redomicile Transactions, (a) the assumed Zymeworks Incentive Awards will remain subject to the terms and conditions of the Zymeworks Incentive Plans, except that the security issuable upon exercise or settlement of the Zymeworks Incentive Award, as applicable, will be shares of Company Common Stock rather than Zymeworks Common Shares and (b) the assumed Zymeworks Warrants will remain subject to the same terms and conditions, except that the security issuable upon exercise will be shares of Company Common Stock rather than Zymeworks Common Shares.

We are acting as counsel for the Company in connection with the issuance of the Shares by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America. We call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion, including the laws of British Columbia and the federal laws of Canada.

In addition, in rendering the opinions below we have assumed that:

(a)

Zymeworks (i) is a corporation continued and validly existing under the laws of British Columbia, (ii) has requisite legal status and legal capacity under the laws of the Province of British Columbia or the federal laws of Canada and (iii) has complied and will comply with all aspects of the laws of Province of British Columbia or the federal laws of Canada in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreement and Plan of Arrangement;

(b)

Zymeworks has the corporate power and authority under the laws of Province of British Columbia or the federal laws of Canada to execute, deliver and perform all its obligations under the Transaction Agreement and Plan of Arrangement;

(c)

neither the execution and delivery by Zymeworks of the Transaction Agreement nor the performance by Zymeworks of its obligations thereunder or the Plan of Arrangement, including the Redomicile Transactions: (i) conflicts or will conflict with its constating documents, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or

August 19, 2022

other instrument to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which Zymeworks or its property is subject, or (iv) violates or will violate any law, rule or regulation under the laws of the Province of British Columbia or the federal laws of Canada to which Zymeworks or its property is subject; and

(d)

neither the execution and delivery by Zymeworks of the Transaction Agreement nor the performance by Zymeworks of its obligations thereunder or the Plan of Arrangement, including the Redomicile Transactions, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the laws of Province of British Columbia or the federal laws of Canada except as set forth in the Transaction Agreement and Plan of Arrangement.

On the basis of the foregoing, we are of the opinion that, upon the effectiveness of the Company’s Amended and Restated Certificate of Incorporation, a form of which has been filed as Exhibit 3.1 to the Registration Statement, and upon the satisfaction of the conditions to the Redomicile Transactions set forth in the Transaction Agreement and Plan of Arrangement, including but not limited to the Securityholder Approval and the Court Approval:

1.

When issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Transaction Agreement and the Plan of Arrangement, the Redomicile Shares will be validly issued, fully paid and nonassessable.

2.

When issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Transaction Agreement, the Plan of Arrangement, the Zymeworks Incentive Plans and any applicable Zymeworks Incentive Award agreement, the Incentive Plan Shares will be validly issued, fully paid and nonassessable.

3.

When issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Transaction Agreement, the Plan of Arrangement and the terms of the Zymeworks Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

August 19, 2022

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.